UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road

Suite 322

Great Neck, NY 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2023, the audit committee of Singularity Future Technology Ltd. (the “Company”), after discussion with the management of the Company, and in consultation with the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the fiscal year ended June 30, 2021 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2021 (the “2021 Form 10-K”) should no longer be relied upon as a result of incorrect accounting treatment of approximately $4.5 million of accounts receivable. During the fiscal year ended June 30, 2019, Trans Pacific Logistic Shanghai Ltd (“TP Shanghai”), a subsidiary of the Company, received approximately $4.5 million (Renminbi (“RMB”) 30 million) from a related party, Shanghai Baoyin Industrial Co., Ltd. (“Shanghai Baoyin”) which is 30% owned by Wang Qinggang, CEO and legal representative of TP Shanghai, to pay for accounts receivable of six different customers totaling RMB 30 million. TP Shanghai then paid the same amount to Zhangjiakou Baoyu Trading Co. Ltd. (“Baoyu”), a third party and recorded the amount as an advance to the supplier. As such, for the fiscal year 2019, accounts receivable was understated by RMB 30 million, and prepayment was overstated by RMB 30 million. There was no effect on total assets. During the fiscal year ended June 30, 2020, the advance to Baoyu was reclassified to other receivable and the Company provided a full allowance for the RMB 30 million. The Company evaluated this transaction and determined there is no cumulative effect on the Company’s retained earnings as of June 30, 2020.

During the fiscal year ended June 30, 2021, Baoyu repaid a total of RMB 30 million to TP Shanghai, and TP Shanghai loaned the same amount to Shanghai Baoyin and Wang Qinggang. The RMB 30 million received was recorded as recovery of bad debt and a related party loan receivable, respectively. Shanghai Baoying subsequently repaid RMB 4 million, which was subsequently loaned to Wang Qinggang.

The Company analyzed the transactions and determined the funds were originally from Shanghai Baoyin and eventually paid back to the same related parties. Recovery of bad debt and related party loan receivable was overstated by RMB 30 million for the fiscal year 2021.

The Company intends to amend its financial statements for the fiscal year 2021 to restate loans receivable – related parties and bad debt recovery. The impact of the restatement on the Company’s consolidated statement of operations for the fiscal year ended June 30, 2021 is expected to include the following:

•	recovery for doubtful accounts decreased by approximately $4.6 million from $321,168 to a provision for doubtful accounts of $4.2 million;
•	net loss increased by approximately $4.6 million from $6.7 million to $11.3 million; and
•	related party loans receivable decreased by $4.6 million from $4.6 million to nil.

The audit committee also concluded that the financial statements for the quarters ended September 30, 2021 and December 31, 2021 included in the Company’s Quarterly Reports on Form 10-Q (the “2021 Form 10-Qs,” collectively with the 2021 Form 10-K, the “Affected Reports”), filed with the SEC on November 12, 2021 and February 14, 2022, respectively, should no longer be relied upon as a result of incorrect recognition of revenue from freight shipping services in the amount of $980,200 for the three months ended September 30, 2021 and six months ended December 31, 2021.

During the audit for the fiscal year ended June 30, 2022, the Company discovered the error in revenue recognition by its subsidiary, SGS NY Sino-Global Shipping New York Inc., that $980,200 of revenue recognized in freight logistics did not meet revenue recognition criteria for the three months ended September 30, 2021 and six months ended December 31, 2021.

In addition, due to a lack of proper procedures in identifying and recording related party transactions. there was an error in the accounting treatment of the Company’s recovery (provision) for doubtful accounts, net related to its other receivables.

The impact of the restatement of recovery (provision) for doubtful accounts includes the following:

•	recovery for doubtful accounts decreased by approximately $1.9 million from approximately $1.9 million to a provision for doubtful accounts of approximately $34,000 for the three months ended September 30, 2021 and the six months ended December 31, 2021;
•	net loss increased by approximately $2.2 million from approximately $3.0 million to approximately $5.2 million for the three months ended September 30, 2021; and
•	net loss increased by approximately $2.2 million from approximately $11.8 million to approximately $14.0 million for the six months ended December 31, 2021.

The Company intends to correct the errors referenced above in an amendment to (1) the 2021 Form 10-K (the “Amended Form 10-K”) and (2) each of the 2021 Form 10-Qs (the “Amended Form 10-Qs”). The Company’s management has concluded that in light of the accounting errors described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of June 30, 2021, September 30, 2021, December 31, 2021, and June 30, 2022. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Amended Form 10-K and the Amended Form 10-Qs.

The Company’s management and the audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Audit Alliance LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.

By:	/s/ Jing Shan
	Name:	Jing Shan
	Title:	Chief Operating Officer